Exhibit 7.2

                                     ANNEX B

                                VOTING AGREEMENT

This Voting Agreement (this "Agreement") is entered into as of August 11, 1998 among some or all of the individuals and other parties listed on Schedule A hereto (each, a "Stockholder" and, collectively the "Stockholders"), KINGSWAY FINANCIAL SERVICES INC. ("Kingsway Financial"), KINGSWAY AMERICA, INC. (the "Buyer") and W ACQUISITION CORPORATION (the "Buyer Sub"), as acknowledged by WALSHIRE ASSURANCE COMPANY, a Pennsylvania corporation (the "Company").

Simultaneously with the execution and delivery of this Agreement, the Company, Kingsway Financial, the Buyer and the Buyer Sub have executed and delivered an Agreement and Plan of Merger dated as of the date of this Agreement (as in effect from time to time, the "Merger Agreement"). The Stockholders are entering into this Agreement as a material inducement and condition to Kingsway Financial, Buyer and Buyer Sub entering into the Merger Agreement. Each term is used and not otherwise defined in this Agreement has the meaning which the Merger Agreement assigns to that term.

   The parties to this Agreement hereby agree as follows:

     1. LIMITATIONS ON TRANSFER AND OTHER ACTIONS. During the period (the "Agreement Period") beginning on the date of this Agreement and ending on the earlier of (i) the Effective Time, and (ii) the termination of the Merger Agreement in accordance with Article XI thereof, each Stockholder hereby agrees that he or it will not, and will not enter into any contract, option or other undertaking to, sell, transfer, assign or otherwise dispose of any shares of capital stock or other securities of the Company or any options or other securities which are directly or indirectly convertible into or exercisable or exchangeable for capital stock or other securities of the Company (collectively, "Company Stock or Equivalents"), or any interest therein, or grant any right or proxy to vote or grant consent in lieu of a vote with respect to any Company Stock or Equivalent, now owned or hereafter acquired by the Stockholder, other than pursuant to the terms of the Merger or of Section 6 hereof, unless the Person to which such Company Stock or Equivalents, or interest therein, is or may be sold, transferred, assigned, otherwise disposed of, or to which such right or proxy is or may be granted, executes a counterpart of this Agreement and agrees to be bound by the terms and conditions hereof as a Stockholder.

     2. AGREEMENT TO VOTE. During the Agreement Period, unless otherwise directed in writing by the Buyer:

     (a) Each Stockholder hereby agrees to vote (or cause to be voted) all Company Stock or Equivalents which the Stockholder is entitled to vote to approve and adopt the Merger, the Merger Agreement and all other matters contemplated by the Merger Agreement or this Agreement, in connection with any meeting or meetings of, or solicitations of consents from, the securityholders of the Company, and at any adjournment thereof, at which or in connection with which the Merger, the Merger Agreement or any such related matter is submitted for the consideration and vote of securityholders of the Company.

     (b) Each Stockholder hereby agrees to vote (or cause to be voted) all Company Stock or Equivalents which the Stockholder is entitled to vote against (i) any Acquisition Proposal or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company, which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of Common Stock. Each Stockholder further agrees not to enter into any agreement inconsistent with the foregoing.

     3. OTHER AGREEMENTS.

     (a) Each Stockholder shall not (and shall cause each affiliate, employee, officer, director, shareholder or agent of such Stockholder or trustee or other person acting on (or purporting to act on) his, her or its behalf, not to) solicit, discuss or negotiate with any other person (other than Buyer and its officers, directors, affiliates and representatives) any Acquisition Proposal, or provide any information to any other person concerning the Company or any Company Subsidiary (other as may be required by applicable legal requirements). No Stockholder nor any affiliate, employee, officer, director, shareholder or agent , trustee or other person acting on his, her or its behalf has entered into any agreement, arrangement or understanding with respect to any Acquisition Proposal, and each Stockholder shall (and shall cause each affiliate, employee, officer, director, shareholder or agent of such Stockholder or trustee or other person acting on (or purporting to act on) his, her or its behalf, to) (a) cease and cause to be terminated any and all discussions regarding any Acquisition Proposal and (b) notify Buyer if any Acquisition Proposal, or any inquiry or contact with any person with respect thereto, is made and disclose to Buyer the substance thereof.

     (b) Until after the Merger is consummated or the Merger Agreement is terminated, each Stockholder shall use his or its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

     (c) Notwithstanding anything to the contrary in this Section 3 or elsewhere in this Agreement, during the Agreement Period, each Stockholder may, to the extent such Stockholder shall determine that the proper exercise of his fiduciary duties, if any, to the Company as a director or officer of the Company require him to do so, (i) engage in negotiations or discussions concerning, and provide nonpublic information to a Person who makes or who indicates a desire to make, an Acquisition Proposal, and (ii) agree to, approve or recommend, and enter into an agreement, arrangement or understanding with respect to, an Acquisition Proposal.

     4. QUANTITY OF STOCK HELD.

     (a) Each Stockholder represents and warrants to Buyer and Buyer Sub that it is the record and beneficial owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the number of shares of Company Stock or Equivalents set forth opposite his or its name on Schedule A attached hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever. No Stockholder owns, on record or beneficially, any shares of capital stock of the Company other than the Company Stock or Equivalents set forth opposite his or its name on Schedule A attached hereto.

     5. OTHER REPRESENTATIONS AND WARRANTIES. Each Stockholder, severally and not jointly, represents and warrants in respect of itself to the Buyer and the Buyer Sub that:

     (a) Each Stockholder has the necessary power and authority to enter into this Agreement and to perform their respective obligations under this Agreement. The execution and delivery of this Agreement by each Stockholder who is not an individual and the performance of their respective obligations under this Agreement have been duly and validly authorized by all necessary action and no other proceedings on the part of any such Stockholder are necessary to authorize such execution, delivery or performance.

     (b) The execution and delivery of this Agreement by each Stockholder does not, and the performance by the Stockholders of their respective obligations under this Agreement will not, (i) conflict with or violate the certificate or articles of incorporation, bylaws, partnership agreement, trust instrument or other organizational document (if any) of any such person, (ii) conflict with or violate any legal requirement applicable to any such person or by which any of its properties or assets (including any Company Stock or Equivalents held by it) is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any Company Stock or Equivalents held by it pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the such person is a party or by which such person or any of its properties or assets (including any Company Stock or Equivalents held by it) is bound or affected.

     (c) The execution and delivery of this Agreement by the Stockholders does not, and the performance of this Agreement by the Stockholders will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body, except for any filing which may be required by the rules promulgated pursuant to the Exchange Act.

     6. GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.

     (a) Each Stockholder hereby irrevocably grants to, and appoints, Buyer and William G. Star and Shaun Jackson, in their respective capacities as officers of Buyer, and any individual who shall hereafter succeed to any such office of Buyer, and each of them individually, his or its proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote his or its Company Stock or Equivalents or grant a consent of approval in respect of such Company Stock or Equivalents (i) to approve and adopt the Merger, the Merger Agreement and all other matters contemplated by the Merger Agreement or this Agreement, (ii) against any Acquisition Proposal and (iii) against any amendment of the Company's Articles of Incorporation or By-Laws, or other proposal or transaction (including any consent solicitation to remove or elect any directors of the Company) involving the Company which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under or with respect to the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

     (b) Each Stockholder represents that any proxies heretofore given in respect of Company Stock or Equivalents are not irrevocable, and that any such proxies are hereby revoked.

     (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with and as a condition to the execution of the Merger Agreement by the Buyer and the Buyer Sub, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 1759 of the Pennsylvania Statutes.

     (d) The proxy granted hereby shall terminate upon the earlier of the Effective Time or the termination of the Merger Agreement in accordance with Article XI thereof.

     7. ACCEPTANCE BY THE STOCKHOLDERS. Each Stockholder, by its execution of this Agreement, accepts delivery of this Agreement, and agrees to make note of same in its corporate books and records, if any, and to take such steps as are necessary and in compliance with applicable law to give effect to the intent and purpose of this Agreement.

     8. FURTHER ASSURANCES. Each Stockholder will, at the Buyer's expense, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Buyer may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     9. CERTAIN EVENTS. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such person's Company Stock or
     Equivalents and shall be binding upon any person to which legal or beneficial ownership of such person's Company Stock or Equivalents shall pass, whether by operation of law or otherwise, including without limitation such person's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company or the acquisition of additional Company Stock or Equivalents by any Stockholder the number of Company Stock or Equivalents listed in Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to such additional Company Stock or Equivalents.

     10. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and, except as otherwise provided in this Agreement, shall be deemed to have been duly given if so given) if delivered in person, or sent by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

If to the Company or any Stockholder at the address set forth next to such Stockholder's name on Schedule A attached hereto.

with a copy (which shall not constitute notice) to:

   Blank Rome Comisky & McCauley LLP
   One Logan Square
   Philadelphia, PA 19103-6998
   Attention: Arthur H. Miller, Esquire

   If to Buyer or Buyer Sub:

   Kingsway Financial Services Inc.
   5310 Explorer Drive, Suite 200
   Mississauga, Ontario L4W 5HB
   Attention: William G. Star

with a copy to:

   Cassels, Brock & Blackwell
   40 King Street, Suite 2100
   Toronto, Canada MH5 3C2
   Attention: J. Brian Reeve, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     11.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
     counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

     12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws thereof.

     13. SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall (without the posting of bond or other security), be entitled to obtain from any court of competent jurisdiction specific performance of the terms hereof, in addition to any other remedy at law or equity.

     14. BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

     16. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     17. ASSIGNMENT. Neither this agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that without obtaining such consent the Buyer or the Buyer Sub may assign all of its rights hereunder to any person to whom the Buyer Sub would be permitted to assign its rights under the Merger Agreement. No such assignment shall relieve any party hereto of its obligations hereunder if such transferee does not perform such obligations.

     18. MISCELLANEOUS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections, subsections and clauses referred to Sections, subsections and clauses of this Agreement unless otherwise stated.

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first set forth above.

                                              KINGSWAY FINANCIAL SERVICES INC.

                                              By: /s/ William G. Starr
                                                 -------------------------------
                                                 Name:  William G. Starr
                                                 Title: President & CEO


                                              KINGSWAY AMERICA, INC.


                                              By: /s/ William G. Starr
                                                  ------------------------------
                                                  Name: William G. Starr
                                                  Title: President & CEO


                                              STOCKHOLDERS:

                                               /s/ Peter D. Bennett
                                              ---------------------------------
                                                  (Peter D. Bennett)


                                               /s/ John J. Buchan, Jr.
                                              ---------------------------------
                                                  (John J. Buchan, Jr.)


                                              INTERSTATE INSURANCE
                                                  MANAGEMENT, INC.


                                              /s/ John J. Buchan, Jr.
                                              ----------------------------------
                                              Name: John J. Buchan, Jr.
                                              Title: President


                                              /s/ Charles W. Hash, Jr.
                                              ----------------------------------
                                                  (Charles W. Hash, Jr.)


                                              MEMORIAL SURGICAL ASSOCIATES
                                                 RETIREMENT

                                              By:/s/ Charles W. Hash, Jr.
                                                 -------------------------------
                                                     Charles W. Hash, Jr.
                                                     Title: President


                                              /s/ Gary J. Orndorff
                                              ----------------------------------
                                                 (Gary J. Orndorff)


                                              /s/ Beverly Sausman
                                              ----------------------------------
                                                 (Beverly Sausman)


                                              /s/ L. Edward Sausman, Jr.
                                              ----------------------------------
                                                 (L. Edward Sausman, Jr.)


                                              /s/ Lee E. Sausman, Sr.
                                              ----------------------------------
                                                 (Lee E. Sausman, Sr.)


                                              /s/ Kenneth R. Taylor
                                              ----------------------------------
                                                 (Kenneth R. Taylor)


                                              TAYLOR & OCHROCH, INC.


                                              By: /s/ Kenneth R. Taylor
                                              ----------------------------------
                                                 Name: Kenneth R. Taylor
                                                 Title: President


                                              /s/ William R. Tierney, Jr.
                                              ----------------------------------
                                                 (William R. Tierney, Jr.)


                                              By: /s/ Cheryl Tierney
                                              ----------------------------------
                                                     (Cheryl Tierney)



                                              TRUSTEE UNDER  IRREVOCABLE
                                               AGREEMENT  WITH EMILY  TIERNEY,
                                               WILLIAM R. TIERNEY, JR.,
                                               PETER TIERNEY, JOSEPH TIERNEY OF
                                               WILLIAM R. TIERNEY-- FAMILY TRUST


                                              By: /s/ William R. Tierney, Jr.
                                                  ------------------------------
                                                  Name: William R. Tierney, Jr.,
                                                  Title: Trustee


                                              TRUSTEE UNDER IRREVOCABLE
                                                AGREEMENT WITH EMILY TIERNEY,
                                                WILLIAM R. TIERNEY, JR.,
                                                PETER TIERNEY, JOSEPH TIERNEY OF
                                                WILLIAM R. TIERNEY


                                              By: /s/ William R. Tierney, Jr.
                                                  ------------------------------
                                                  Name: William R. Tierney, Jr.,
                                                  Title: Trustee


Acknowledged as of the date first above written


WALSHIRE ASSURANCE COMPANY

By /s/ Kenneth R. Taylor
-------------------------------------------
Name: Kenneth R. Taylor
Title: President

                                                SCHEDULE A



                                         NO. OF            NO. OF COMMON
STOCKHOLDER NAME AND ADDRESS         COMMON SHARES       SHARE EQUIVALENTS

Peter D. Bennett                             110            12,200
533 Ridge Avenue

State College, PA 16803
John J. Buchan, Jr.                        1,536            32,883
2005 Bates Drive
Johnstown, PA 15901

Interstate Insurance
Management, Inc.                          53,345               --
2307 Menoher Boulevard
Johnstown, PA 15901

Charles W. Hash, Jr.                      54,394            32,883
1400 E. Market Street
York, PA 17403

Memorial Surgical
 Associates Retirement Fund               19,514               --
c/o Charles W. Hash, Jr.
1400 E. Market Street
York, PA 17403

Charles W. Hash, Sr.                     406,443               --
101 Lookout Court
South View Villas
York, PA 17402

Mary Hash                                 70,620               --
101 Lookout Court
South View Villas
York, PA 17402

Gary J. Orndorff                           7,979            40,113
2980 Chesapeake Road
York, PA 17402

L. Edward Sausman, Jr.                   217,762            10,798
Sausman Insurance Agency, Inc.
Old Route 22 West
Thompsontown, PA 17094

Beverly Sausman                           10,660               --
c/o L. Edward Sausman, Jr.
Sausman Insurance Agency, Inc.
Old Route 22 West
Thompsontown, PA 17094

Lee E. Sausman, Sr.                      186,000               --
12 Evergreen Street
P.O. Box 297
Thompsontown, PA 17094
                                                                 8

Kenneth R. Taylor                        442,246            210,059
1157 Youngsford Road
Gladwyne, PA 19035

Taylor & Ochroch, Inc.                    18,319               --
123 Ivy Lane
King of Prussia, PA 19406

William R. Tierney, Jr.                    8,424            24,805
Insurance Markets, Inc.
261 East Grove
Clarks Summit, PA 18411

Cheryl Tierney                             20,349              --
c/o William R. Tierney, Jr.
Insurance Markets, Inc.
261 East Grove
Clarks Summit, PA 18411

Trustee Under Irrevocable Agreement With   51,637              --
Emily Tierney, William R. Tierney, Jr.,
Peter Tierney, Joseph Tierney of
William R. Tierney --Family Trust
c/o Wiliam R. Tierney, Jr.
Insurance Markets, Inc.
261 East Grove
Clarks Summit, PA 18411
Trustee Under Irrevocable Agreement With    47,478              --
Emily Tierney, William R. Tierney, Jr.,
Peter Tierney, Joseph Tierney of
William R. Tierney
c/o William R. Tierney, Jr.
Insurance Markets, Inc.
261 East Grove
Clarks Summit, PA 18411
                                                                  9